INVESTMENT MANAGEMENT
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(d)(10)(i)
May 1, 2023

Catrina Willingham

Vice President – Controller

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327-4347

RE: Definition of Underlying Funds for the Index Solution Portfolios

Dear Ms. Willingham:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the "Agreement"), between Voya Investment Management Co. LLC (the "Sub-Adviser") and Voya Investments, LLC, we hereby notify you of our intention to define Underlying Funds to remove funding agreement with affiliated or unaffiliated insurance companies for Voya Index Solution 2030 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2050 Portfolio, and Voya Index Solution 2060 Portfolio (collectively, the "Portfolios"), each a series of VPI, effective on May 1, 2023, upon all other terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the definition of Underlying Funds on the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual sub-advisory fee rate for the Portfolios, is attached hereto.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

May 1, 2023

Please signify your acceptance to the modified definition of Underlying Funds with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: _____________________________

Name: Todd Modic

Title: Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: _____________________________

Name: Catrina Willingham

Title: Vice President – Controller, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee

Series(as a percentage of average daily assets allocated to the Sub-Adviser)

Direct Investments1

Voya Index Solution 2030 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2040 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2050 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Index Solution 2060 Portfolio

0.135%

Underlying Funds2

0.045%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate.

Annual Sub-Advisory Fee

Series(as a percentage of average daily assets allocated to the Sub-Adviser)

Direct Investments1

Voya Solution 2030 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2040 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2050 Portfolio

0.135%

Underlying Funds2

0.045%

Direct Investments1

Voya Solution 2060 Portfolio

0.135%

Underlying Funds2

0.045%

Effective Date: May 1, 2023, to reflect the change in the definition of "Underlying Funds" to remove funding agreements with affiliated or unaffiliated insurance companies.

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate.